EXHIBIT 21


                            SUBSIDIARIES OF THE REGISTRANT


                                        State of            Percentage
          Subsidiary                    Incorporation       of Ownership
          --------------------------------------------------------------


          Advanced Mammography
            Systems, Inc.               Delaware             61.7
          Medical Diagnostics, Inc.     Delaware            100
          Western Massachusetts
            Magnetic Resonance
            Services, Inc.*             Massachusetts       100
          MRI Associates, Inc.*         Massachusetts       100
          MDI Investment, Inc.*         Massachusetts       100
          Greater Springfield
            MRI, Inc.*                  Massachusetts       100
          Greater Boston MRI
            Services, Inc.*             Massachusetts       100
          Mobile MRI of Western
            Mass., Inc.*                Massachusetts       100
          Central Massachusetts
            MRI Services, Inc.*         Massachusetts       100
          Casco Bay MR Services,
            Inc.*                       Maine               100
          MDI Finance and Leasing,
            Inc.*                       Massachusetts       100
          Merrimack Scanning, Inc.*     New Hampshire       100
          Middlesex MRI Center,
            Inc.*                       Massachusetts       100
          MDI-New York Inc.*            New York            100
          MDI Rehab, Inc.*              Massachusetts       100
          Meritus Health Systems,
            Inc.*                       Virginia            100
          Technician Services, Inc.*    Virginia            100
          Meritus-Southwestern
            Virginia, Inc.*             Virginia            100
          Meritus-Iowa, Inc.*           Virginia            100
          Meritus West Virginia,
            Inc.*                       Virginia            100
          Meritus MRI, Inc.*            Virginia            100
          Meritus PLS, Inc.*            Virginia            100



               *  Owned directly by Medical Diagnostics, Inc.